EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS OF WESTERN CAPITAL RESOURCES, INC. AND SUBSIDIARIES

The following unaudited pro forma condensed combined consolidated financial statements of Western Capital Resources, Inc. and Subsidiaries (“WCR”) give effect to the sale of 100% of the stock of AlphaGraphics, Inc. (“AlphaGraphics”) in accordance with Purchase and Sale Agreement (the “Agreement”) with U.S. Business Holdings, Inc. (the “Purchaser”), MBE WorldWide S.p.A. (as guarantor to the Purchaser), BC Alpha, LLC (a wholly owned subsidiary of BC Alpha Holdings II, LLC), and BC Alpha Holdings II, LLC (a wholly owned subsidiary of the WCR).

The cash purchase price paid by the Purchaser pursuant to the Agreement was $61.4 million, after adjustments for post-closing working capital adjustments. Net proceeds to WCR were $49.0 million after placing $6.5 million into escrow, a principal and unpaid interest payment against WCR’s credit facility of $4.3 million and the payment of an aggregate amount of $1.6 million in transaction costs and pre-closing transaction liabilities related to the cancellation and redemption of AlphaGraphics securities.

In addition, the following unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2015 give effect to mid-year 2015 acquisitions as more fully disclosed in the Company’s 2016 Annual Report on Form 10-K, filed on March 31, 2017.

WESTERN CAPITAL RESOURCES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

As of June 30, 2017

(in Thousands, except share amounts)

	Registrant Historical	Disposition of Franchise Segment 3(a)	Pro Forma Adjustments	Note3	Pro Forma Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$10,060	$(598)	$47,600	(b)	$34,651
			$(22,411)	(c)
Accounts and loans receivable, net	5,740	(1,327)	—		4,413
Inventory	9,653	—	—		9,653
Prepaid expenses and other	3,630	(56)	—		3,574
TOTAL CURRENT ASSETS	29,083	(1,981)	25,189		52,291

NOTES RECEIVABLE, net	3,434	—	—		3,434

PROPERTY AND EQUIPMENT, net	10,353	(252)	—		10,101

GOODWILL	5,797	—	—		5,797

INTANGIBLE ASSETS, net	7,257	(6,069)	—		1,188

DEFERRED INCOME TAXES	—	—	552	(d)	552

OTHER	1,310	(187)	6,500	(b)	7,623

TOTAL ASSETS	$57,234	$(8,489)	$32,241		$80,986

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$11,251	$(2,091)	$—		$9,160
Notes payable - short term	21	—	—		21
Current portion long-term debt	1,780	—	(1,380)	(b)	400
Current portion capital lease obligation	46	—	—		46
Deferred revenue & Other	1,502	(564)	—		938
TOTAL CURRENT LIABILITIES	14,600	(2,655)	(1,380)		10,565

LONG TERM LIABILITIES
Note payable, net of current portion	6,733	—	(4,361)	(b)	2,372
Capital lease obligations, net of current portion	71	—	—		71
Deferred income taxes	1,673	(2,225)	552	(d)	—
Other	178	(178)	197	(b)	197
TOTAL LONG-TERM LIABILITIES	8,655	(2,403)	(3,612)		2,640

TOTAL LIABILITES	23,255	(5,058)	(4,992)		13,205

EQUITY

SHAREHOLDERS’ EQUITY
Common stock, no par values, 9,390,997 shares issued and outstanding	1	—	—		1
Additional paid-in capital	29,016	—	—		29,016
Retained earnings	4,935	—	56,241	(b)	38,764
			(22,412)	(c)
TOTAL SHAREHOLDERS’ EQUITY	33,952	—	33,829		67,781

NONCONTROLLING INTEREST	27	—	(27)	(b)	—

TOTAL EQUITY	33,979	—	33,802		67,781

TOTAL LIABILITIES AND EQUITY	$57,234	$(5,058)	$28,810		$80,986

The accompanying notes are an integral part of these Unaudited Pro Forma

Condensed Combined Consolidated Financial Statements.

WESTERN CAPITAL RESOURCES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2017

(in Thousands, except share and per share amounts)

	Registrant Historical	Disposition of Franchise Segment 3(a)	Adjustments	Note3	Pro Forma
REVENUES
Sales & associated fees	$49,299	$—	$—		$49,299
Financing fees and interest	4,353	—	—		4,353
Royalty and franchise fees, net	6,054	(6,054)	—		—
Other revenue	11,719	(1,923)	—		9,796
Total Revenues	71,425	(7,977)	—		63,448

COST OF REVENUES	26,678	(1,378)	—		25,300

GROSS PROFIT	44,747	(6,599)	—		38,148

OPERATING EXPENSES
Selling, general and administrative	37,287	(3,854)	294	(f)	33,727
Depreciation and amortization	1,004	(221)	—		783
	38,291	(4,075)	294		34,510

OPERATING INCOME	6,456	(2,524)	(294)		3,638

OTHER INCOME (EXPENSE)
Interest income	132	—	—		132
Interest expense	(249)	—	141	(i)	(108)
	(117)	—	141		24

INCOME BEFORE INCOME TAXES	6,339	(2,524)	(153)		3,662

INCOME TAX EXPENSE	2,320	(958)	(56)	(g)	1,306

NET INCOME	4,019	(1,566)	(97)		2,356
NET INCOME APPLICABLE TO NONCONTROLLING INTERESTS	(13)	13	—		—

NET INCOME ATTRIBUTABLE TO SHAREHOLDERS	$4,006	$(1,553)	$(97)		$2,356

NET INCOME PER COMMON SHARE
Basic & Diluted	$0.42				$0.25

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
Basic & Diluted	9,431,739				9,431,739

The accompanying notes are an integral part of these Unaudited Pro Forma

Condensed Combined Consolidated Financial Statements.

WESTERN CAPITAL RESOURCES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2016

(in Thousands, except share and per share amounts)

	Registrant Historical	Disposition of Franchise Segment 3(a)	Adjustments	Note3	Pro Forma
REVENUES
Sales & associated fees	$74,214	$—	$—		$74,214
Financing fees and interest	9,882	—	—		9,882
Royalty and franchise fees, net	11,183	(11,183)	—		—
Other revenue	13,908	(4,011)	—		9,897
Total Revenues	109,187	(15,194)	—		93,993

COST OF REVENUES	41,673	(2,508)	—		39,165

GROSS PROFIT	67,514	(12,686)	—		54,828

OPERATING EXPENSES
Selling, general and administrative	55,348	(8,023)	483	(f)	47,808
Depreciation and amortization	1,760	(456)	—		1,304
	57,108	(8,479)	483		49,112

IMPAIRMENT OF GOODWILL AND INTANGIBLE ASSETS	7,559	—	—		7,559

OPERATING INCOME (LOSS)	2,847	(4,207)	(483)		(1,843)

OTHER INCOME (EXPENSE)
Interest income	23	—	—		23
Interest expense	(528)	94	124	(i)	(310)
	(505)	94	124		(287)

INCOME (LOSS) BEFORE INCOME TAXES	2,342	(4,113)	(359)		(2,130)

INCOME TAX EXPENSE (BENEFIT)	864	(1,575)	(132)	(g)	(843)

NET INCOME (LOSS)	1,478	(2,538)	(227)		(1,287)

NET INCOME APPLICABLE TO NONCONTROLLING INTERESTS	(20)	20	—		—

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREHOLDERS	$1,458	$(2,518)	$(227)		$(1,287)

NET INCOME (LOSS) PER COMMON SHARE
Basic & Diluted	$0.15				$(0.14)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
Basic & Diluted	9,497,638				9,497,638

The accompanying notes are an integral part of these Unaudited Pro Forma

Condensed Combined Consolidated Financial Statements.

WESTERN CAPITAL RESOURCES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2015

(in Thousands, except share and per share amounts)

	Registrant Historical	Disposition of Franchise Segment 3(a)	2015 Acquisitions 3(e)	Adjustments	Note3	Pro Forma
REVENUES
Sales & associated fees	$46,243	$—	$29,841	$—		$76,084
Financing fees and interest	10,773	—	—	—		10,773
Royalty and franchise fees, net	10,771	(10,771)	—	—		—
Other revenue	8,667	(2,254)	—	—		6,413
Total Revenues	76,454	(13,025)	29,841	—		93,270

COST OF REVENUES	28,310	(1,196)	14,605	—		41,719

GROSS PROFIT	48,144	(11,829)	15,236	—		51,551

OPERATING EXPENSES
Selling, general and administrative	40,355	(7,544)	11,510	216	(f)	44,537
Depreciation and amortization	1,198	(441)	313	—		1,070
	41,553	(7,985)	11,823	216		45,607

OPERATING INCOME	6,591	(3,844)	3,413	(216)		5,944

OTHER INCOME (EXPENSE)
Interest income	4	(2)	1	—		3
Interest expense	(576)	202	(217)	—		(591)
	(572)	200	(216)	—		(588)

INCOME BEFORE INCOME TAXES	6,019	(3,644)	3,197	(216)		5,356

INCOME TAX EXPENSE	2,482	(1,373)	1,167	(89)	(g)	2,187

NET INCOME	3,537	(2,271)	2,030	(127)		3,169

NET INCOME APPLICABLE TO NONCONTROLLING INTERESTS	(18)	18	—	—		—

NET INCOME ATTRIBUTABLE TO SHAREHOLDERS	$3,519	$(2,253)	$2,030	$(127)		$3,169

NET INCOME PER COMMON SHARE
Basic & Diluted	$0.45					$0.33

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
Basic & Diluted	7,761,918		3,500,000		(h)	9,497,534

The accompanying notes are an integral part of these Unaudited Pro Forma

Condensed Combined Consolidated Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
STATEMENTS OF WESTERN CAPITAL RESOURCES, INC. AND SUBSIDIARIES

Note 1. Description of the Transactions

Western Capital Resources, Inc. and Subsidiaries (“WCR” or “Company”) sold 100% of its stock holdings of AlphaGraphics, Inc. (“AlphaGraphics”) pursuant to a Purchase and Sale Agreement (the “Agreement”) with U.S. Business Holdings, Inc. (the “Purchaser”), MBE WorldWide S.p.A. (as guarantor to the Purchaser), BC Alpha, LLC (a wholly owned subsidiary of BC Alpha Holdings II, LLC), and BC Alpha Holdings II, LLC (a wholly owned subsidiary of the WCR).

The cash purchase price paid by the Purchaser pursuant to the Agreement was $61.4 million (“Purchase Price”), after adjustments for post-closing working capital adjustments. The sale, which closed on October 3, 2017, constitutes the sale of 100% of WCR’s Franchise segment. Net proceeds to WCR were $49.0 million after placing $6.5 million into escrow, a principal and unpaid interest payment against WCR’s credit facility of $4.3 million and the payment of an aggregate amount of $1.6 million in transaction costs and pre-closing transaction liabilities related to the termination and redemption of AlphaGraphics securities.

Note 2. Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed combined consolidated balance sheet represents the combined financial position of WCR as of June 30, 2017 as if the sale of AlphaGraphics stock and related AlphaGraphics securities transactions were consummated on June 30, 2017. The accompanying unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2015 and 2016 and the six month period ended June 30, 2017 give effect to the deletion of the divested Franchise segment as if the sale had occurred January 1, 2015, along with additional pro forma adjustments necessary to arrive at the remainder of the existing WCR entity. In addition, the accompanying unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2015 give effect to the acquisitions of Restorers Acquisition, Inc. (“Restorers”), J&P Acquisitions, Inc. and J&P Real Estate LLC (collectively “JPPA”), which make up the Company’s Direct to Consumer segment, and an insignificant acquisition that closed July 1, 2015 and June 1, 2015, respectively, as if the acquisitions had occurred January 1, 2015.

The pro forma adjustments related to the sale do not reflect the final Purchase Price or final assets and liabilities of AlphaGraphics. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma consolidated financial information. The unaudited pro forma financial information is not necessarily indicative of the results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

The unaudited pro forma condensed consolidated financial statements have been derived from the historical consolidated financial statements of the Company and from Restorers’ and JPPA’s results of operations for the six months ended June 30, 2015 and June 27, 2015, respectively, which results have been derived from Restorers’ and JPPA’s unaudited internal financial records. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto contained in the Company’s 2016 Annual Report on Form 10-K, filed on March 31, 2017, and Form 10-Q for the quarter ended June 30, 2017, filed on August 14, 2017. Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma financial statements.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

The unaudited adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

Adjustments to Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

(a)	These adjustments reflect the elimination of the Franchise segment’s assets, liabilities and noncontrolling interest as of June 30, 2017 and historical operating results for the year ended December 31, 2015 and 2016 and the six month period ended June 30, 2017.

(b)	These adjustments reflect the sources and uses of the proceeds from the sale and include the AlphaGraphics securities redemption transactions. Net cash received of $47.6 million is made up of the sale price of $61.4 million, which is net of estimated post-closing working capital adjustments, less $6.5 million placed into escrow (of which $0.2 is attributable to parties to terminated AlphaGraphics securities agreements), less $5.8 million used for repayment of principal and accrued interest on the Company’s acquisition facilities (pro forma amount using the loan balances as of June 30, 2017) and less $1.5 million for the redemption of AlphaGraphics securities and transaction expenses.

(c)	This adjustment represents the pro forma payment of estimated income taxes related to the sale and the disposition of the Franchise segment.

(d)	This adjustment reclassifies consolidated net deferred taxes which becomes a deferred tax asset after the elimination of AlphaGraphics assets and liabilities as of June 30, 2017.

Adjustments to Unaudited Pro Forma Condensed Combined Consolidated Statements of Income

(e)	These adjustments reflect pro forma operating results for the year-to-date period prior to acquisition of the businesses acquired in 2015. In addition, the selling, general and administrative expenses have been adjusted to eliminate transactions costs related directly to the acquisition that do not have an ongoing impact.

(f)	These adjustments reflect the amount of corporate management and advisory expenses allocated to AlphaGraphics and eliminated in Note (a) that will continue to be incurred by the Company.

(g)	This adjustment reflects the net income tax benefit resulting from the adjustments for allocated corporate management and advisory fees per Note (f) and interest expense per Note (i) multiplied by the effective income tax rate.

(h)	The unaudited pro forma weighted average number of basic and diluted shares outstanding is re-calculated assuming the 3,500,000 shares of Western Capital issued to Restorers and JPPA equity holders as a result of the 2015 Restorers and JPPA transaction were issues as of January 1, 2015.

(i)	These adjustments reflect the impact to interest expense, assuming the reduced debt outstanding. Only the credit facilities that AlphaGraphics was a guarantor to and which were required to be paid off at closing were considered in these adjustments to pro forma interest expense.